================================================================================

                      AMENDED AND RESTATED TRUST AGREEMENT

                                     AMONG


                        STATE STREET BOSTON CORPORATION,
                                  as Depositor


                      THE FIRST NATIONAL BANK OF CHICAGO,
                              as Property Trustee

                          FIRST CHICAGO DELAWARE INC.,
                              as Delaware Trustee


                and the several Holders of the Trust Securities

                            ----------------------

                           Dated as of March 11, 1997

                            ----------------------

                      STATE STREET INSTITUTIONAL CAPITAL B

================================================================================

                               TABLE OF CONTENTS

ARTICLE I.

Defined Terms

Section 1.1.   Definitions............................................................     1

ARTICLE II.

Continuation of the Issuer Trust

Section 2.1.   Name...................................................................    12
Section 2.2.   Office of the Delaware Trustee; Principal Place of Business............    12
Section 2.3.   Initial Contribution of Trust Property; Organizational Expenses........    12
Section 2.4.   Issuance of the Capital Securities.....................................    12
Section 2.5.   Issuance of the Common Securities; Subscription and Purchase of
                 Debentures...........................................................    13
Section 2.6.   Declaration of Trust...................................................    13
Section 2.7.   Authorization to Enter into Certain Transactions.......................    14
Section 2.8.   Assets of Trust........................................................    17
Section 2.9.   Title to Trust Property................................................    18

ARTICLE III.

Payment Account

Section 3.1.   Payment Account........................................................    18

ARTICLE IV.

Distributions; Redemption

Section 4.1.   Distributions..........................................................    18
Section 4.2.   Redemption.............................................................    19
Section 4.3.   Subordination of Common Securities.....................................    21

Section 4.4.   Payment Procedures.....................................................    22
Section 4.5.   Tax Returns and Reports................................................    22
Section 4.6.   Payment of Taxes, Duties, Etc. of the Issuer Trust.....................    23
Section 4.7.   Payments under Indenture or Pursuant to Direct Actions.................    23
Section 4.8.   Liability of the Holder of Common Securities...........................    23

ARTICLE V.

Trust Securities Certificates

Section 5.1.   Initial Ownership......................................................    23
Section 5.2.   The Trust Securities Certificates......................................    24
Section 5.3.   Execution and Delivery of Trust Securities Certificates................    24
Section 5.4.   Book-Entry Capital Securities..........................................    24
Section 5.5.   Registration of Transfer and Exchange of Capital Securities
                Certificates; Restricted Capital Securities Legends...................    27
Section 5.6.   Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.....    30
Section 5.7.   Persons Deemed Holders.................................................    30
Section 5.8.   Access to List of Holders' Names and Addresses.........................    31
Section 5.9.   Maintenance of Office or Agency........................................    31
Section 5.10.  Appointment of Paying Agent............................................    31
Section 5.11.  Ownership of Common Securities by Depositor............................    32
Section 5.12.  Notices to Clearing Agency.............................................    32
Section 5.13.  Rights of Holders; Waivers of Past Defaults............................    32

ARTICLE VI.

Acts of Holders; Meetings; Voting

Section 6.1.   Limitations on Voting Rights...........................................    35
Section 6.2.   Notice of Meetings.....................................................    36
Section 6.3.   Meetings of Holders of the Capital Securities..........................    36
Section 6.4.   Voting Rights..........................................................    36
Section 6.5.   Proxies, etc...........................................................    36
Section 6.6.   Holder Action by Written Consent.......................................    37
Section 6.7.   Record Date for Voting and Other Purposes..............................    37
Section 6.8.   Acts of Holders........................................................    37
Section 6.9.   Inspection of Records..................................................    38

ARTICLE VII.

Representations and Warranties

Section 7.1.   Representations and Warranties of the Property Trustee and the
                Delaware Trustee......................................................    39
Section 7.2.   Representations and Warranties of Depositor............................    40

ARTICLE VIII.

The Issuer Trustees; The Administrators

Section 8.1.   Certain Duties and Responsibilities....................................    40
Section 8.2.   Certain Notices........................................................    43
Section 8.3.   Certain Rights of Property Trustee.....................................    43
Section 8.4.   Not Responsible for Recitals or Issuance of Securities.................    45
Section 8.5.   May Hold Securities....................................................    46
Section 8.6.   Compensation; Indemnity; Fees..........................................    46
Section 8.7.   Corporate Property Trustee Required; Eligibility of Issuer Trustees
                and Administrators....................................................    47
Section 8.8.   Conflicting Interests..................................................    48
Section 8.9.   Co-Trustees and Separate Trustee.......................................    48
Section 8.10.  Resignation and Removal; Appointment of Successor......................    49
Section 8.11.  Acceptance of Appointment by Successor.................................    50
Section 8.12.  Merger, Conversion, Consolidation or Succession to Business............    51
Section 8.13.  Preferential Collection of Claims Against Depositor or Issuer Trust....    51
Section 8.14.  Trustee May File Proofs of Claim.......................................    51
Section 8.15.  Reports by Property Trustee............................................    52
Section 8.16.  Reports to the Property Trustee........................................    53
Section 8.17.  Evidence of Compliance with Conditions Precedent.......................    53
Section 8.18.  Number of Issuer Trustees..............................................    53
Section 8.19.  Delegation of Power....................................................    54
Section 8.20.  Appointment of Administrators..........................................    54

ARTICLE IX.

Dissolution, Liquidation and Merger

Section 9.1.   Dissolution Upon Expiration Date.......................................    55

Section 9.2.   Early Dissolution......................................................    55
Section 9.3.   Dissolution............................................................    55
Section 9.4.   Liquidation............................................................    56
Section 9.5.   Mergers, Consolidations, Amalgamations or Replacements of
                Issuer Trust..........................................................    57

ARTICLE X.

Miscellaneous Provisions

Section 10.1.  Limitation of Rights of Holders........................................    58
Section 10.2.  Amendment..............................................................    58
Section 10.3.  Separability...........................................................    60
Section 10.4.  Governing Law..........................................................    60
Section 10.5.  Payments Due on Non-Business Day.......................................    60
Section 10.6.  Successors.............................................................    60
Section 10.7.  Headings...............................................................    60
Section 10.8.  Reports, Notices and Demands...........................................    60
Section 10.9.  Agreement Not to Petition..............................................    61
Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.................    62
Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement
                and Indenture.........................................................    62

                                    EXHIBITS

Exhibit A  Certificate of Trust
Exhibit B  Form of Certificate Depository Agreement
Exhibit C  Form of Common Securities Certificate
Exhibit D  Form of Expense Agreement
Exhibit E  Form of Capital Securities Certificate
Exhibit F  Form of Restricted Securities Certificate

          AMENDED AND RESTATED TRUST AGREEMENT, dated as of March 11, 1997, among (i) State Street Boston Corporation, a Massachusetts corporation (including any successors or assigns, the "Depositor"), (ii) The First National Bank of Chicago, a national banking association, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Chicago Delaware Inc., a Delaware corporation, as Delaware trustee (in such capacity, the "Delaware Trustee") (the Property Trustee and the Delaware Trustee being referred to collectively as the "Issuer Trustees"), and (iv) the several Holders, as hereinafter defined.


                                   Witnesseth

          Whereas, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into the Declaration of Trust, dated as of February 26, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on February 26, 1997, attached as Exhibit A; and

          Whereas, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures, and (iv) the appointment of the Administrators;

          Now Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                   ARTICLE I.

                                 Defined Terms

           Section 1.1     Definitions.

          For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

          (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

          (e) Unless the context otherwise requires, any reference to an "Article", a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

          (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          "Act" has the meaning specified in Section 6.8.

          "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

          "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

          "Administrators" means each Person appointed in accordance with
Section 8.20 solely in such Person's capacity as Administrator of the Issuer Trust heretofore formed and continued hereunder and not in such Person's individual capacity, or any successor Administrator appointed as herein provided.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Clearing Agency for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Bank" has the meaning specified in the preamble to this Trust Agreement.

          "Bankruptcy Event" means, with respect to any Person:

          (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

          "Bankruptcy Laws" has the meaning specified in Section 10.9.

          "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

          "Book-Entry Capital Securities Certificate" means a Capital Securities Certificate evidencing ownership of Book-Entry Capital Securities.

          "Book-Entry Capital Security" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

          "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

          "Capital Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

          "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit E.

          "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Clearing Agency.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

          "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

          "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in Chicago, Illinois, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in Chicago, Illinois.

          "Debenture Event of Default" means any "Event of Default" specified in
Section 5.1 of the Indenture.

          "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

          "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

          "Debenture Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

          "Debentures" means the Depositor's 8.035% Junior Subordinated Deferrable Interest Debentures, Series B, issued pursuant to the Indenture.

          "Definitive Capital Securities Certificates" means either or both (as the context requires) of (i) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.2 or 5.4, and
(ii) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq., as it may be amended from time to time.

          "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust Agreement.

          "Distribution Date" has the meaning specified in Section 4.1(a).

          "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

          "DTC" means The Depository Trust Company.

          "Early Dissolution Event" has the meaning specified in Section 9.2.

          "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the occurrence of a Debenture Event of Default; or

     (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

          "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

          "Expense Agreement" means the Agreement as to Expenses and Liabilities, dated as of the Closing Date, between the Depositor and the Issuer Trust, substantially in the form attached as Exhibit D, as amended from time to time.

          "Expiration Date" has the meaning specified in Section 9.1.

          "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Depositor and The First National Bank of Chicago, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Capital Securities, as amended from time to time.

          "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Indenture" means the Junior Subordinated Indenture, dated as of December 15, 1996, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

          "Initial Purchasers" has the meaning specified in the Purchase Agreement.

          "Institutional Accredited Investor" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Issuer Trust" means the Delaware business trust known as "State Street Institutional Capital B" which was formed on February 26, 1997 under the Delaware Business Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust, and continued pursuant to this Trust Agreement.

          "Issuer Trustees" means, collectively, the Property Trustee and the Delaware Trustee.

          "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

          "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

          "Liquidation Date" means the date of the dissolution, winding-up or dissolution of the Issuer Trust pursuant to Section 9.4.

          "Liquidation Distribution" has the meaning specified in Section
9.4(d).

          "Majority in Liquidation Amount of the Capital Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Capital Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities or Common Securities, as the case may be.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Person. Any

Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

     (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Corporation or any Affiliate of the Corporation.

          "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

          "Other Capital Securities" means the Capital Securities sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement to Institutional Accredited Investors in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A, as specified by the Initial Purchasers to the Depositor and the Property Trustee.

          "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

     (a) Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

     (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

     (c) Trust Securities that have been paid or in exchange for or in lieu of which other Capital Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee, any Administrator or any Affiliate of the Depositor, any Issuer Trustee or any Administrator shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee or any Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee or such Administrator, as the case may be, knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees, one or more of the Administrators and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

          "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

          "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with State Street Bank and Trust Company in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "PORTAL" means the Private Offering, Resales and Trading through Automatic Linkages (PORTAL) Market, and any successor market thereto.

          "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

          "Purchase Agreement" means the Purchase Agreement, dated March 4, 1997, among the Issuer Trust, the Depositor and the Initial Purchasers.

          "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

          "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

          "Regulation D" means Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Relevant Trustee" shall have the meaning specified in Section 8.10.

          "Restricted Capital Securities" means all Capital Securities the Capital Securities Certificate for which is required pursuant to Section 5.5(c) to bear a Restricted Capital Securities Legend. Such term includes the Book-Entry Capital Securities Certificate.

          "Restricted Capital Securities Legend" means a legend substantially in the form of the legend required in the form of Capital Securities Certificate set forth in Exhibit E to be placed upon a Restricted Securities Certificate.

          "Restricted Securities Certificate" means a certificate substantially in the form set forth in Exhibit F.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144A Capital Securities" means the Capital Securities purchased by the Initial Purchasers from the Issuer Trust pursuant to the Purchase Agreement, other than the Other Capital Securities.

          "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

          "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

          "Successor Capital Securities" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

          "Time of Delivery" has the meaning specified in the Purchase
Agreement.

          "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

          "Trust Security" means any one of the Common Securities or the Capital Securities.

          "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

          "Vice President," when used with respect to the Corporation, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                                  ARTICLE II.

                        Continuation of the Issuer Trust

           Section 2.1     Name.

          The trust continued hereby shall be known as "State Street Institutional Capital B", as such name may be modified from time to time by the Administrators following written notice to the Holders of Trust Securities and the Issuer Trustees, in which name the Administrators and the Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

           Section 2.2 Office of the Delaware Trustee; Principal Place of Business.

          The address of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, Delaware 19801, Attention: Michael J. Majchrzak, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrators. The principal executive office of the Issuer Trust is 61 Broadway, 15th Floor, New York, New York 10005.

           Section 2.3 Initial Contribution of Trust Property; Organizational Expenses.

          The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

           Section 2.4     Issuance of the Capital Securities.

          On March 4, 1997, the Depositor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall manually execute in accordance with Sections 5.3 and 8.9(a) and the Property Trustee shall deliver to the Initial Purchasers, Capital Securities Certificates, registered in the names requested by the Initial Purchasers, evidencing an aggregate of 300,000 Capital Securities having an aggregate Liquidation Amount of $300,000,000, against receipt of the aggregate purchase price of such Capital Securities of $300,000,000 by the Property Trustee.

           Section 2.5 Issuance of the Common Securities; Subscription and Purchase of Debentures.

          Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.3 and 8.9(a) and the Property Trustee shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing an aggregate of 9,279 Common Securities having an aggregate Liquidation Amount of $9,279,000, against receipt of the aggregate purchase price of such Common Securities of $9,279,000, to the Property Trustee. Contemporaneously therewith, an Administrator, on behalf of the Issuer Trust, shall subscribe for and purchase from the Depositor the Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $309,279,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $309,279,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5).

           Section 2.6     Declaration of Trust.

          The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Issuer Trust and shall not be trustees or, to the fullest extent permitted by law, fiduciaries with respect to the Issuer Trust or the Holders. The Property Trustee shall have the right and power to perform those duties assigned to the Administrators. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrators, or any of the duties and responsibilities of the Issuer Trustees generally, set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

           Section 2.7     Authorization to Enter into Certain Transactions.

          (a) The Issuer Trustees and the Administrators shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Issuer Trustees and the Administrators shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees or the Administrators to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees or the Administrators, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

          (i) Each Administrator shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

               (A) the issuance and sale of the Trust Securities;

               (B) to cause the Issuer Trust to enter into, and to execute, deliver and perform on behalf of the Issuer Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

               (C) assisting in compliance with the Securities Act of 1933, as amended (including by means of registration of the Capital Securities thereunder from time to time), applicable state securities or blue sky laws and the Trust Indenture Act;

               (D) assisting in the listing of the Capital Securities upon such securities exchange or exchanges as shall be determined by the Depositor, with the registration of the Capital Securities under the Securities Exchange Act of 1934, as amended, if required, and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

               (E) assisting in obtaining the designation of the Capital Securities for trading in PORTAL (if applicable);

               (F) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (G) the consent to the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

               (H) execution of the Trust Securities on behalf of the Trust in accordance with this Trust Agreement;

               (I) execution and delivery of closing certificates, if any, pursuant to the Purchase Agreement and application for a taxpayer identification number for the Issuer Trust;

               (J) unless otherwise determined by the Property Trustee or Holders of at least a Majority in Liquidation Amount of the Capital Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Issuer Trust (either acting alone or together with any or all of the Administrators) any documents that the Administrators have the power to execute pursuant to this Trust Agreement; and

               (K) the taking of any action incidental to the foregoing as the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

          (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

               (A) the establishment of the Payment Account;

               (B) the receipt of the Debentures;

               (C) the collection of interest, principal and any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

               (D) the distribution through the Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;

               (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

               (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

               (I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

               (J) the Property Trustee shall have the power and authority to act on behalf of the Trust with respect to any of the duties, liabilities, powers or authority of the Administrators set forth in
          Section 2.7(a)(i)(E), (F) and (J) herein but shall not have a duty to do any such act unless specifically requested to do so in writing by the Depositor, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the Administrators and the action of the Property Trustee, the action of the Property Trustee shall prevail.

          (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees or Administrators acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrators acting on behalf of the Trust shall (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

          (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

          (i) the preparation by the Issuer Trust of an Offering Circular in relation to the Capital Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended;

          (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trust of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

          (iii) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Capital Securities; and

          (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (d) Notwithstanding anything herein to the contrary, the Administrators and the Issuer Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, each Administrator, the Property Trustee and the Holders of at least a Majority in Liquidation Amount of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrator, the Property Trustee or Holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Capital Securities. In no event shall the Administrators or the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

           Section 2.8     Assets of Trust.

          The assets of the Issuer Trust shall consist of the Trust Property.

           Section 2.9     Title to Trust Property.

          Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.


                                  ARTICLE III

                                Payment Account

           Section 3.1     Payment Account.

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                  ARTICLE IV.

                           Distributions; Redemption

           Section 4.1     Distributions.

          (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

          (i) Distributions on the Issuer Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from March 11, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

          (ii) The Trust Securities shall be entitled to Distributions payable at a rate of 8.035% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.

          (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

          (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date.

           Section 4.2     Redemption.

          (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

          (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

          (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

          (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

          (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

          (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

          The Trust in issuing the Trust Securities may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

          (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

          (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Capital Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, provided that so long as the Capital Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Capital Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities that has been or is to be redeemed.

           Section 4.3     Subordination of Common Securities.

          (a) Payment of Distributions (including any Additional Amounts) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, the Capital Securities then due and payable.

          (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holders of the Common Securities, and only the

Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

           Section 4.4     Payment Procedures.

          Payments of Distributions (including any Additional Amounts) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holders of the Common Securities.

           Section 4.5     Tax Returns and Reports.

          The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

           Section 4.6     Payment of Taxes, Duties, Etc. of the Issuer Trust.

          Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority.

           Section 4.7 Payments under Indenture or Pursuant to Direct Actions.

          Any amount payable hereunder to any Holder of Capital Securities (or any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (or Owner) has directly received pursuant to
Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

           Section 4.8     Liability of the Holder of Common Securities.

          Any Holder of the Common Securities shall be liable for the debts and obligations of the Issuer Trust in the manner and to the extent set forth with respect to the Common Securityholder (as defined in the Expense Agreement) and agrees that it shall be subject to all liabilities to which the Common Securityholder may be subject, and shall make all payments that the Common Securityholder is required to make, under the terms of the Expense Agreement.


                                   ARTICLE V.

                         Trust Securities Certificates

           Section 5.1     Initial Ownership.

          Upon the formation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

           Section 5.2     The Trust Securities Certificates.

          (a) The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual signature of at least one Administrator. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

          (b) Upon their original issuance, Capital Securities Certificates representing Rule 144A Capital Securities shall be issued in the form of one or more Book-Entry Capital Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

          (c) Upon their original issuance, Capital Securities Certificates representing Other Capital Securities shall be issued in definitive registered form and sold in minimum initial amounts of $100,000 (100 Capital Securities) and integral multiples of $1,000 in excess thereof, and shall not be issued in the form of a Book-Entry Capital Securities Certificate or in any other form intended to facilitate book-entry trading in beneficial interests in such Capital Securities.

          (d) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

           Section 5.3     Execution and Delivery of Trust Securities
Certificates.

          At the Time of Delivery, the Administrators shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Depositor, executed by one authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

           Section 5.4     Book-Entry Capital Securities.

          (a) Each Book-Entry Capital Securities Certificate issued under this Agreement shall be registered in the name of the Clearing Agency or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor, and each such Book-Entry Capital Securities Certificate shall constitute a single Capital Securities Certificate for all purposes of this Agreement.

          (b) Notwithstanding any other provision in this Trust Agreement, no Book-Entry Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Book-Entry Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Book-Entry Capital Securities Certificates or a nominee thereof unless (a) the Clearing Agency advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Capital Securities Certificates, and the Property Trustee is unable to locate a qualified successor, (b) the Issuer Trust at its option advises the Depositary in writing that it elects to terminate the book-entry system through the Clearing Agency, (c) a Debenture Event of Default has occurred and is continuing, or (d) in the case of a transfer of a beneficial interest in such Capital Security to a Person that is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, upon reasonable prior notice of such transfer by the Depositary or its authorized representative to the Securities Registrar and delivery to the Securities Registrar of a Restricted Securities Certificate duly authorized by the Depositary or its authorized representative. Upon the occurrence of any event specified in clause
(a), (b) or (c) above, the Administrators shall notify the Clearing Agency and instruct the Clearing Agency to notify all Owners of Book-Entry Capital Securities, the Delaware Trustee and the Administrators of the occurrence of such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same.

          (c) If any Book-Entry Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or cancelled in part, or if any other Capital Securities Certificate is to be exchanged in whole or in part for Book-Entry Capital Securities represented by a Book-Entry Capital Securities Certificate, then either (i) such Book-Entry Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article Five or (ii) the aggregate Liquidation Amount represented by such Book-Entry Capital Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Book-Entry Capital Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Book-Entry Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrators or the Securities Registrar of the Book-Entry Capital Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrators, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar, the Issuer Trustees or the Administrators shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Issuer Trustees and Administrators shall recognize the Holders of the Definitive Capital Securities Certificates as Holders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as evidenced by the execution thereof by the Administrators or any one of them.

          (d) Every Capital Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Capital Securities Certificate or any portion thereof, whether pursuant to this
Article V or Article IV or otherwise, shall be executed and delivered in the form of, and shall be, a Book-Entry Capital Securities Certificate, unless such Capital Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Book-Entry Capital Securities Certificate or a nominee thereof.

          (e) The Clearing Agency or its nominee, as registered owner of a Book-Entry Capital Securities Certificate, shall be the Holder of such Book-Entry Capital Securities Certificate for all purposes under this Agreement and the Book-Entry Capital Securities Certificate, and Owners with respect to a Book-Entry Capital Securities Certificate shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar, the Administrators and the Issuer Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities represented thereby and the giving of instructions or directions by Owners of Book-Entry Capital Securities represented thereby) as the sole Holder of the Book-Entry Capital Securities represented thereby and shall have no obligations to the Owners thereof. None of the Property Trustee, the Administrators nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

          The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities

Certificates are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants, and none of the Depositor, the Administrators or the Issuer Trustees shall have any responsibility or obligation with respect thereto; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Capital Securities shave voted on any matter provided for in this Trust Agreement, so long as Definitive Capital Securities Certificates have not been issued pursuant to Section 5.4(b), the Issuer Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Issuer Trustees by the Clearing Agency setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

          Section 5.5 Registration of Transfer and Exchange of Capital Securities Certificates; Restricted Capital Securities Legends.

          (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Securities Certificates (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Person acting as the Property Trustee shall at all times also be the Securities Registrar.

          Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrators or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrator. Any purported transfer prohibited by the preceding proviso shall be null and void and of no force or effect and the purported transferee of the affected Capital Securities shall be deemed to have no interest whatsoever in such Capital Securities.

          The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

          Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or its attorney duly authorized in writing. Each

Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with such Person's customary practice.

          No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

          (b) Notwithstanding any other provision of this Agreement, transfers and exchanges of Capital Securities Certificates and beneficial interests in a Book-Entry Capital Securities Certificate of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

          (i) Non-Book-Entry Capital Securities Certificate to Book-Entry
              -----------------------------------------------------------
     Capital Securities Certificate. If the Holder of a Capital Securities
     ------------------------------
     Certificate (other than a Book-Entry Capital Securities Certificate) wishes at any time to transfer all or any portion of such Capital Securities Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Book-Entry Capital Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Capital Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Book-Entry Capital Securities Certificate of a specified number of Capital Securities not greater than the number of Capital Securities represented by such Capital Securities Certificate be credited to a specified Clearing Agency Participant's account and (B) a Restricted Securities Certificate duly executed by such Holder or his attorney duly authorized in writing, then the Securities Registrar shall cancel such Capital Securities Certificate (and issue a new Capital Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Book-Entry Capital Securities Certificate by the Liquidation Amount represented by such Capital Securities so transferred as provided in Section 5.4(c).

          (ii) Non-Book-Entry Capital Securities Certificate to Non-Book-Entry
               ---------------------------------------------------------------
     Capital Securities Certificate. A Capital Securities Certificate that is
     ------------------------------
     not a Book-Entry Capital Securities Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.5(a), provided that if the Capital
                                                --------
     Securities Certificate evidences Restricted Securities Certificate, then the Securities Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or his attorney duly authorized in writing in which case the transferee Holder shall take delivery in the form of a Restricted Capital Securities Certificate (subject to Section 5.5(c)).

          (iii) Exchanges between Book-Entry Capital Securities Certificate and
                ---------------------------------------------------------------
     Non-Book-Entry Capital Securities Certificate. A beneficial interest in a
     ---------------------------------------------
     Book-Entry Capital Securities Certificate may be exchanged for a Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.4, provided that such interest shall
                                             --------
     be exchanged for a Restricted Capital Securities Certificate (subject in each case to Section 5.5(c)).

          (iv) Certain Initial Transfers of Non-Book-Entry Capital Securities
               --------------------------------------------------------------
     Certificates. In the case of Capital Securities Certificates initially
     ------------
     issued other than in global form, an initial transfer or exchange of such Capital Securities Certificates that does not involve any change in beneficial ownership may be made to an Institutional Accredited Investor or Investors as if such transfer or exchange were not an initial transfer or exchange, provided that written certification shall be provided by the transferor and transferee of such Securities to the Securities Registrar that such transfer or exchange does not involve a change in beneficial ownership.

          (c) Restricted Capital Securities Legend. Certificates evidencing Rule
              ------------------------------------
144A Capital Securities, Other Capital Securities and their respective Successor Capital Securities shall bear a Restricted Capital Securities Legend, subject to the following:

          (i) subject to the following Clauses of this Section 5.5(c), a Capital Securities Certificate or any portion thereof that is exchanged, upon transfer or otherwise, for a Book-Entry Capital Securities Certificate or any portion thereof shall bear a Restricted Capital Securities Legend;

          (ii) subject to the following Clauses of this Section 5.5(c), a new Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate and is issued in exchange for another Capital Securities Certificate (including a Book-Entry Capital Securities Certificate) or any portion thereof, upon transfer or otherwise, shall, bear a Restricted Capital Securities Legend;

          (iii) a new Capital Securities Certificate that does not bear a Restricted Capital Securities Legend may be issued in exchange for or in lieu of a Capital Securities Certificate (other than a Book-Entry Capital Securities Certificate) or any portion thereof that bears such a legend if, in the Depositor's judgment, placing such a legend upon such new Capital Securities Certificate is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Administrators, at the direction of the Depositor, shall execute and deliver such a new Capital Securities Certificate as provided in this Article V; and

          (iv) notwithstanding the foregoing provisions of this Section 5.5(c), a Successor Capital Securities Certificate of a Capital Securities Certificate that does not bear a Restricted Capital Securities Legend shall not bear such form of legend unless the Depositor has reasonable cause to believe that such Successor Capital Securities Certificate is a "restricted security" within the meaning of Rule 144 under the Securities Act, in which case the Administrators, at the direction of the Depositor, shall execute and deliver a new Capital Securities Certificate bearing a Restricted Capital Securities Legend in exchange for such Successor Capital Securities Certificate as provided in this Article Five.

          (d) Before registering for transfer or exchange any Capital Securities Certificates issued in certificated fully registered form as provided in Sections 5.2, 5.4 or 5.5 of the Trust Agreement, the Property Trustee as Securities Registrar may require an Opinion of Counsel or other evidence satisfactory to it (which may include a certificate from such purchaser or Holder) that such purchaser or Holder is eligible for the exemptive relief available under U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding and, in the case of any purchaser or Holder relying on any exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, an opinion of counsel or other evidence satisfactory to the Property Trustee with respect to the availability of such exemption. Any purchaser or Holder of any Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (i) is not a Plan or a Plan Asset Entity and is not purchasing such Capital Securities on behalf of or with "plan assets" of any Plan, or (ii) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding.

           Section 5.6 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

          If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.6, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

           Section 5.7     Persons Deemed Holders.

          The Issuer Trustees, the Administrators and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees, the Administrators and the Securities Registrar shall be bound by any notice to the contrary.

           Section 5.8     Access to List of Holders' Names and Addresses.

          Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

           Section 5.9     Maintenance of Office or Agency.

          The Property Trustee shall designate, with the consent of the Administrators, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Corporate Trust Administration, as its office and agency for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrators and to the Holders of any change in the location of the Securities Register or any such office or agency.

           Section 5.10     Appointment of Paying Agent.

          The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Bank. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrators and the Property Trustee. If the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Administrators to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the

Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

           Section 5.11    Ownership of Common Securities by Depositor.

          At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. The Depositor may not transfer the Common Securities except (i) in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate thereof in compliance with applicable law (including the Securities Act of 1933, as amended, and applicable state securities and blue sky laws), and in either case only upon an effective assignment and delegation by the Holder of the Common Securities to its transferee of all of its rights and obligations under the Expense Agreement. To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next proceeding sentence shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN."

           Section 5.12    Notices to Clearing Agency.

          To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Capital Securities are represented by a Book-Entry Capital Securities Certificate, the Administrators and the Issuer Trustee shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

           Section 5.13    Rights of Holders; Waivers of Past Defaults.

          (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer

Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

          At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, if the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all of the Debentures,

               (B) any accrued Additional Interest on all of the Debentures,

               (C) the principal of (and premium, if any, on) any Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

               (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

          (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.13 of the Indenture.

          The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

          (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.13(b) and this
Section 5.13(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

          (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this Section 5.13, the Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                  ARTICLE VI.

                       Acts of Holders; Meetings; Voting

           Section 6.1     Limitations on Voting Rights.

          (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

          (b) So long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities, except by a subsequent vote of the Holders of the Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

          (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution and winding-up of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

           Section 6.2     Notice of Meetings.

          Notice of all meetings of the Holders of the Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Capital Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

           Section 6.3     Meetings of Holders of the Capital Securities.

          No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of the Holders of the Capital Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Capital Securities to vote on any matters as to which such Holders are entitled to vote.

          The Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Capital Securities.

          If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Capital Securities representing at least a Majority in aggregate Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

           Section 6.4     Voting Rights.

          Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

           Section 6.5     Proxies, etc.

          At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the

Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

           Section 6.6     Holder Action by Written Consent.

          Any action that may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of all Capital Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

           Section 6.7     Record Date for Voting and Other Purposes.

          For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

           Section 6.8     Acts of Holders.

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees and the Administrators, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee or Administrator receiving the same deems sufficient.

          The ownership of Trust Securities shall be proved by the Securities Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Administrators or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

          If any dispute shall arise among the Holders, the Administrators or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

          A Holder may institute a legal proceeding directly against the Depositor under the Guarantee Agreement to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee Agreement), the Issuer Trust, any Issuer Trustee, any Administrator or any person or entity.

           Section 6.9     Inspection of Records.

          Upon reasonable notice to the Administrators and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                  ARTICLE VII

                         Representations and Warranties

           Section 7.1 Representations and Warranties of the Property Trustee and the Delaware Trustee.

          The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

          (a) the Property Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

          (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) the Delaware Trustee is a Delaware corporation;

          (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

          (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context); and

          (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

           Section 7.2     Representations and Warranties of Depositor.

          The Depositor hereby represents and warrants for the benefit of the Holders that:

          (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

          (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either Issuer Trustee of this Trust Agreement.


                                  ARTICLE VII

                    The Issuer Trustees; The Administrators

           Section 8.1.    Certain Duties and Responsibilities.

          (a) The duties and responsibilities of the Issuer Trustees and the Administrators shall be as provided by this Trust Agreement subject to Section
10.10 hereof. Notwithstanding the foregoing, but subject to Section 8.1(c), no provision of this Trust Agreement shall require any of the Issuer Trustees or Administrators to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees or the Administrators shall be subject to the provisions of this Section 8.1. Nothing in this Trust Agreement shall be construed to release an Administrator from liability for his or her own negligent action, its own negligent failure to act, or his or her own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee or Administrator has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee or Administrator shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's or Administrator's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees and Administrators otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees and Administrators.

          (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that neither the Issuer Trustees nor the Administrators are personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

          (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

          (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13, the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

               (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

          (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

          (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

          (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, the Administrators or the Depositor; and

          (vii) Subject to Section 8.1(c), no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The Administrators shall not be responsible for monitoring the compliance by the Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrator be liable for the default or misconduct of any other Administrator, the Issuer Trustees or the Depositor.

           Section 8.2.    Certain Notices.

          Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrators, unless such Event of Default shall have been cured or waived.

          Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrators, unless such exercise shall have been revoked.

          The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice or a Responsible Officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such Event of Default.

           Section 8.3.    Certain Rights of Property Trustee.

          Subject to the provisions of Section 8.1:

          (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Trust

Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Capital Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

          (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

          (d) any direction or act of an Administrator contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrator and setting forth such direction or act;

          (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

          (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

          (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

          (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

          (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property

Trustee shall be responsible for its own negligence or misconduct with respect to selection of any agent or attorney appointed by it hereunder;

          (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

          (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

          No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee or Administrator to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee or Administrator shall be construed to be a duty.

           Section 8.4.    Not Responsible for Recitals or Issuance of
Securities.

          The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust and the Depositor, and the Issuer Trustees and the Administrators do not assume any responsibility for their correctness. The Issuer Trustees and the Administrators shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

           Section 8.5.    May Hold Securities.

          The Administrators, any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, and except as provided in the definition of the term "Outstanding" in
Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Administrator, Issuer Trustee or such other agent.

           Section 8.6.    Compensation; Indemnity; Fees.

          The Depositor agrees:

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

          (a) to pay to the Issuer Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and the Issuer Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or wilful misconduct; and

          (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrator, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or dissolution of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or wilful misconduct with respect to such acts or omissions.

          The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Issuer Trustee or Administrator, as the case may be.

          No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

          The Depositor, any Administrator and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Administrator nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Administrator or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with the Depositor or any

Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

           Section 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees and Administrators.

          (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

          (b) There shall at all times be one or more Administrators hereunder with respect to the Trust Securities. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

          (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

           Section 8.8.    Conflicting Interests.

          (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

          (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

           Section 8.9.    Co-Trustees and Separate Trustee.

          Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor and the Administrators shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

          Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (a) The Trust Securities shall be executed by one or more Administrators, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

          (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section.

          (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

          (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

           Section 8.10.   Resignation and Removal; Appointment of Successor.

          No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of
Section 8.11.

          Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders and by appointing a successor Relevant Trustee. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the Relevant Trustee on a form provided by the Administrators, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the, in the case of the Property Trustee, Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

          The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (d) of the definition thereof with respect to the Relevant Trustee), or (ii) if a Debenture Event of Default shall have occurred and be continuing at any time.

          If a resigning Issuer Trustee shall fail to appoint a successor, or if an Issuer Trustee shall be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, the Holders of the Capital Securities, by Act of the Holders of not less than 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding delivered to such Relevant Trustee, may appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holders of the Capital Securities and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

          The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor and to the Administrators. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

          Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in Section 8.7).

           Section 8.11.   Acceptance of Appointment by Successor.

          In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

          Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant

Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

          No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

           Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

          Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

           Section 8.13. Preferential Collection of Claims Against Depositor or Issuer Trust.

          If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

           Section 8.14.   Trustee May File Proofs of Claim.

          In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

          Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

           Section 8.15.   Reports by Property Trustee.

          (a) Within 60 days after May 15 of each year commencing with May 15, 1997, the Property Trustee shall transmit to all Holders in accordance with
Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding May 15 with respect to:

          (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

          (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

          (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

          (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Depositor.

           Section 8.16.   Reports to the Property Trustee.

          Each of the Depositor and the Administrators shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Depositor and the Administrators shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

           Section 8.17.   Evidence of Compliance with Conditions Precedent.

          Each of the Depositor and the Administrators shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

           Section 8.18.   Number of Issuer Trustees.

          (a) The number of Issuer Trustees shall be two, unless the Property Trustee also acts as the Delaware Trustee, in which case the number of Issuer Trustees may be one.

          (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

          (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul or dissolve the Issuer Trust.

           Section 8.19.   Delegation of Power.

          (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing; and

          (b) The Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

           Section 8.20.   Appointment of Administrators.

          (a) The Administrators shall initially be Romano L. Peluso and James
E. Murphy, and may resign or be may be removed by the Holders of a Majority in Liquidation Amount of the Common Securities at any time. Upon any resignation or removal, the Depositor shall appoint a successor Administrator. Each Administrator shall sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrator, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.

          (b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 8.20, the Administrators in office, regardless of their number (and not withstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.

          (c) Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrator who is a natural person dies or becomes, in the opinion of the Holders of a Majority in Liquidation Amount the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous acts of the remaining Administrators, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrators immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrators set forth in Section 8.7).


                                  ARTICLE IX.

                      Dissolution, Liquidation and Merger

           Section 9.1.    Dissolution Upon Expiration Date.

          Unless earlier dissolved, the Issuer Trust shall automatically dissolve, and its affairs be wound up, on March 15, 2028 (the "Expiration Date"), following the distribution of the Trust Property in accordance with
Section 9.4.

           Section 9.2.    Early Dissolution.

          The first to occur of any of the following events is an "Early Dissolution Event":

          (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, in its capacity as the Holder of the Common Securities, unless the Depositor shall transfer the Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

          (b) the written direction to the Property Trustee from all of the Holders of the Common Securities at any time to dissolve the Issuer Trust and to distribute the Debentures to Holders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of the Holders of the Common Securities);

          (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

          (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

           Section 9.3.    Dissolution.

          The respective obligations and responsibilities of the Issuer Trustees, the Administrators and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

           Section 9.4.    Liquidation.

          (a) If an Early Dissolution Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

          (i) state the Liquidation Date;

          (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

          (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if
     Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee (after consultation with the Administrators) shall deem appropriate.

          (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation
Date) and, establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

          (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

          (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Dissolution Event specified in clause (c) of Section 9.2 occurs, the Trust Property shall be liquidated, and the Issuer Trust shall be dissolved and its affairs wound-up, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

           Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.

          The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Holders of the Common Securities, with the consent of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, and without the consent of the Issuer Trustees, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vii) the Depositor or its permitted transferee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of all of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.


                                   ARTICLE X.

                            Miscellaneous Provisions

          Section 10.1.   Limitation of Rights of Holders.

          Except as set forth in Section 9.2, the death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          Section 10.2.   Amendment.

          (a) This Trust Agreement may be amended from time to time by the Property Trustee and the Holders of all of the Common Securities, without the consent of any Holder of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Holder, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act.

          (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee, the Delaware Trustee and the Holders of all of the Common Securities and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Capital Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees or the Administrators in accordance with such amendment will not affect the Trust's status as a grantor trust or cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act.

          (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

          (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

          (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrators, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrators.

          (f) In the event that any amendment to this Trust Agreement is made, the Administrators or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

          (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

          Section 10.3.   Separability.

          In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 10.4.   Governing Law.

          THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR, THE ISSUER TRUSTEES AND THE ADMINISTRATORS WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

          Section 10.5.   Payments Due on Non-Business Day.

          If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

          Section 10.6.   Successors.

          This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust, the Administrators and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

          Section 10.7.   Headings.

          The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

          Section 10.8.   Reports, Notices and Demands.

          Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to State Street Boston Corporation,
Attention: Secretary, facsimile no.: (617) 664-4006, or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Depositor, as the case may be to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

          Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer, the Property Trustee, the Delaware Trustee, the Administrators or the Trust shall be given in writing addressed to such Person as follows: (a) with respect to the Property Trustee to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801, Attention: Michael
J. Majchrzak (c) with respect to the Administrators, to them at 61 Broadway, 15th Floor, New York, New York 10005 marked "Attention: Administrators of State Street Institutional Capital B" and (d) with respect to the Issuer Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee. Such notice, demand or other communication to or upon the Issuer Trust, the Property Trustee or the Administrators shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee or such Administrator.

          Section 10.9.   Agreement Not to Petition.

          Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been dissolved in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. If the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert.

          Section 10.10.  Trust Indenture Act; Conflict with Trust Indenture
Act.

          (a) Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Trust Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Trust Agreement, the Depositor and the Property Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Trust Agreement were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          (b) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

          Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.

          THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER

TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement.

                                    State Street Boston Corporation,
                                        as Depositor


                                    By:/s/ Ronald S. O'Kelley
                                       -----------------------------------
                                       Name:  Ronald S. O'Kelley
                                       Title: Executive Vice President



Attest:/s/ Karen Patturelli
       --------------------------------
           Karen Patturelli

                                    The First National Bank of Chicago,
                                       as Property Trustee


                                    By:/s/ Richard D. Manella
                                       -----------------------------------
                                       Name:  Richard D. Manella
                                       Title: Vice President



Attest:/s/ Grace A. Gorka
       --------------------------------
           Grace A. Gorka
                                    First Chicago Delaware Inc.,
                                        as Delaware Trustee


                                    By:/s/ Richard D. Manella
                                       -----------------------------------
                                       Name:  Richard D. Manella
                                       Title: Vice President



Attest:
       --------------------------------

STATE OF ILLINOIS        )
                         ) ss:
COUNTY OF COOK           )


          On March 7, 1997 before me, the undersigned, a Notary Public in and for the State of Illinois, personally appeared Richard D. Manella, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.


WITNESS my hand and official seal





SIGNATURE:/s/ Nilda Sierra         (This area for official notarial seal)
          ----------------
          Nilda Sierra

STATE OF COMMONWEALTH OF MASSACHUSETTS      )
                                            ) ss:
COUNTY OF SUFFOLK                           )


          On March 11, 1997 before me, the undersigned, a Notary Public in and for the Commonwealth of Massachusetts, personally appeared Ronald L. O'Kelley, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.


WITNESS my hand and official seal




SIGNATURE:/s/ Karen Paturelli        (This area for official notarial seal)
          -------------------
          Karen Paturelli

STATE OF                 )
                         ) ss:
COUNTY OF                )


          On March __, 1997 before me, the undersigned, a Notary Public in and for the __________________________, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.


WITNESS my hand and official seal




SIGNATURE:________________________      (This area for official notarial seal)

                                                                       Exhibit A

                              CERTIFICATE OF TRUST

                                       OF

                      STATE STREET INSTITUTIONAL CAPITAL B

          This Certificate of Trust of State Street Institutional Capital B (the "Trust"), dated February 26, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

               (a) Name. The name of the business trust being formed hereby is State Street Institutional Capital B.

               (b) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware, Inc., 300 King Street, Wilmington, Delaware 19801.

               (c) Effective Date. This Certificate of Trust shall be effective as of February 26, 1997.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                    FIRST CHICAGO DELAWARE, INC.
                                      as Trustee


                                    By:
                                       -----------------------------------
                                          Name:
                                          Title:


                                    THE FIRST NATIONAL BANK OF CHICAGO
                                      as Trustee


                                    By:
                                       -----------------------------------
                                          Name:
                                          Title:

                                                                       Exhibit B
                   [FORM OF CERTIFICATE DEPOSITORY AGREEMENT]

                           Letter of Representations

                                                March 11, 1997



The Depository Trust Company,
   55 Water Street, 49th Floor,
      New York, New York 10041-0099.

Attention:  General Counsel's Office

               Re:  State Street Institutional Capital B
                    8.035% Capital Securities, Series A
                    CUSIP 85748RAA6 (144A)
                    ----------------------------------

Ladies and Gentlemen:

          The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the book-entry-only portion of the 8.035% Capital Securities, Series A (the "Capital Securities"), of State Street Institutional Capital B, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), governed by the Amended and Restated Trust Agreement, dated as of March 11, 1997, between State Street Boston Corporation ("the Corporation"), as Depositor, The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., as Delaware Trustee. The payment of distributions on the Capital Securities and payments due upon liquidation of the Issuer or redemption of the Capital Securities, to the extent the Issuer has funds available for the payment thereof, are guaranteed by the Corporation to the extent set forth in a Guarantee Agreement, dated as of March 11, 1997, between the Corporation and The First National Bank of Chicago, as Guarantee Trustee with respect to the Capital Securities. The Corporation and the Issuer propose to sell the Capital Securities to Goldman, Sachs & Co. and ________________________________ (the
"Initial Purchaser") pursuant to a Purchase Agreement, dated March 4, 1997, by and among the Initial Purchaser, the Issuer and the Corporation, and the Initial Purchasers wish to take delivery of the Capital Securities through DTC. The First National Bank of Chicago is acting as transfer agent and registrar with respect to the Capital Securities (the "Transfer Agent and Registrar").

          To induce DTC to accept the Capital Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Capital Securities, the Issuer and the Transfer Agent and Registrar make the following representations to DTC:

          (a) Prior to the closing of the sale of the Capital Securities to the Initial Purchasers on March 11, 1997, there shall be deposited with, or held by the Transfer Agent and Registrar as custodian for, DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of 300,000 Capital Securities and bearing the following legend:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHER WISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          (b) The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders (with no provision for revocation of consents or votes by subsequent holders) of the Capital Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

          (c) In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event as soon as possible but, at least 5 business days prior to the effective date of such event.

          (d) In the event of any distribution on, or an offering or issuance of rights with respect to, the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Capital Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Capital Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified
                               - -
mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Capital Securities. After establishing the amount of payment to be made on the Capital Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                         Manager, Announcements
                         Dividend Department
                         The Depository Trust Company
                         7 Hanover Square, 23rd Floor
                         New York, New York 10004-2695

          The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

          (e) In the event of a redemption by the Issuer of the Capital Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                         Call Notification Department
                         The Depository Trust Company
                         711 Stewart Avenue
                         Garden City, New York 11530-4719

          (f) In the event of any invitation to tender the Capital Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                         Manager, Reorganization Department
                         Reorganization Window
                         The Depository Trust Company
                         7 Hanover Square, 23rd Floor
                         New York, New York 10004-2695

          (g) All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Capital Securities and the accompanying designation of the Capital Securities, which, as of the date of this letter, is "State Street Institutional Capital B, 8.035% Capital Securities, Series A".

          8. Distribution payments or other cash payments with respect to the Capital Securities shall be governed by DTC's current Principal and Income Payments Rider, a copy of which is attached hereto as Annex I. For purposes of this letter, the term "Agent" used in Annex I shall be deemed to refer to The First National Bank of Chicago or any successor Property Trustee under the Amended and Restated Trust Agreement.

          9. DTC may direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

          10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's
                     - -
or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Capital Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

          11. DTC may discontinue its services as a securities depositary with respect to the Capital Securities at any time by giving reasonable prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Capital Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Capital Securities, make available one or more separate global certificates evidencing Capital Securities to any Participant having Capital Securities credited to its DTC account, or issue definitive Capital Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          12. In the event that the Issuer determines that beneficial owners of Capital Securities shall be able to obtain definitive Capital Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of State Street Institutional Capital B.

                                        Very truly yours,

                                        STATE STREET INSTITUTIONAL CAPITAL B
                                        (As Issuer)



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: Administrator

                                        FIRST NATIONAL BANK OF CHICAGO
                                        (As Paying Agent)



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY



By:
   -----------------------------------
   Authorized Officer

                                                                       Exhibit C
                    [FORM OF COMMON SECURITIES CERTIFICATE]

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF
 THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT
                  OF THE EXPENSE AGREEMENT REFERRED TO THEREIN

Certificate Number  Number of Common Securities

      C-1                                               9,279

                    Certificate Evidencing Common Securities

                                       of

                      State Street Institutional Capital B

                            8.035% Common Securities
                (liquidation amount $1,000 per Common Security)

          State Street Institutional Capital B, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that State Street Boston Corporation (the "Holder") is the registered owner of Nine Thousand Two Hundred Seventy Nine (9,279) common securities of the Issuer Trust representing undivided common beneficial interests in the assets of the Issuer Trust and designated the 8.035% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with
Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of March 11, 1997, as the same may be amended from time to time (the "Trust Agreement"), among State Street Boston Corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          Terms used but not defined herein have the meanings set forth in the Trust Agreement.

          In Witness Whereof, one of the Administrators of the Issuer Trust has executed this certificate this 11th day of March, 1997.


                                 State Street Institutional Capital B



                                 By:
                                    -----------------------------------
                                       Name:
                                       Title: Administrator

                                                                       Exhibit D
                          [FORM OF EXPENSE AGREEMENT]

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

          Agreement as to Expenses and Liabilities, dated as of March 11, 1997, between State Street Boston Corporation, a Massachusetts corporation, in its capacity as Holder (as defined in the Trust Agreement referred to below) of the Common Securities referred to below (in such capacity, and together with its successors in such capacity, the "Common Securityholder"), and State Street Institutional Capital B, a Delaware business trust (the "Issuer Trust").

          Whereas, the Issuer Trust intends to issue its 8.035 Common Securities (the "Common Securities") to and acquire Debentures from State Street Boston Corporation, a Massachusetts Corporation, and to issue and sell its 8.035% Capital Securities, Series A (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Issuer Trust, dated as of March 11, 1997, among State Street Boston Corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Holders of Trust Securities, as the same may be amended from time to time (the "Trust Agreement");

               Whereas, the Common Securityholders will own all of the Common Securities of the Trust;

               Whereas, terms used but not defined herein have the meanings set forth in the Trust Agreement;

               Now, Therefore, for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged:


                                   ARTICLE I

          Section 1.1. Guarantee by the Common Securityholder. Subject to the terms and conditions hereof, the Common Securityholder hereby irrevocably and unconditionally guarantees to each person or entity to whom the Issuer Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          Section 1.2. Subordination of Guarantee. The guarantee and other liabilities and obligations of the Common Securityholder under this Agreement shall constitute unsecured obligations of the Common Securityholder and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Common Securityholder to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Common Securityholder hereunder. The obligations of the Common Securityholder hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Common Securityholder.

          Section 1.3. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise), and
(b) the date on which the Debentures shall have been distributed to the Holders of the Trust Securities as provided in Article IX; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Common Securityholder and The First National Bank of Chicago as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

          Section 1.4. Waiver of Notice. The Common Securityholder hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Common Securityholder hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          Section 1.5. No Impairment. The obligations, covenants, agreements and duties of the Common Securityholder under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Issuer Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust (other than the liquidation of the Trust in accordance with the terms thereof).

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Common Securityholder with respect to the happening of any of the foregoing.

          Section 1.6. Enforcement. A Beneficiary may enforce this Agreement directly against the Common Securityholder and the Common Securityholder waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Common Securityholder.

          Section 1.7. Subrogation. The Common Securityholder shall be subrogated to all rights (if any) of the Trust in respect of any amounts paid to the Beneficiaries by the Common Securityholder under this Agreement; provided, however, that the Common Securityholder shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II

          Section 2.1. Assignment. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void; except that upon any transfer of the Common
                                    ------
Securities, this Agreement shall be assigned and delegated by the Common Securityholder to its successor with such transfer without any action by either party hereto.

          Section 2.2. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Common Securityholder and shall inure to the benefit of the Beneficiaries.

          Section 2.3. Amendment. So long as there remains any Beneficiary or any Capital Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities without the consent of such Beneficiary or the holders of the Capital Securities, as the case may be.

          Section 2.4. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                    State Street Institutional Capital B
                    c/o The First National Bank of Chicago
                    One First National Plaza, Suite 0126
                    Chicago, Illinois  60670
                    Facsimile No.:  (312) 407-1708
                    Attention:  Corporate Trust Administration

                    With a copy to:

                    State Street Boston Corporation
                    225 Franklin Street
                    Boston, Massachusetts
                    Facsimile No.: (617) 664-4006
                    Attention: Secretary

          Section 2.5. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Agreement is executed as of the day and year first above written.


                                        State Street Boston Corporation



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        State Street Institutional Capital B



                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: Administrator

                                                                       Exhibit E
                    [FORM OF CAPITAL SECURITIES CERTIFICATE]

          [If the Capital Securities Certificate is to be Evidenced By a Book-Entry Capital Securities Certificate, insert--This Capital Securities Certificate is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

          Unless this Capital Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to State Street Institutional Capital B or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

          THE CAPITAL SECURITIES EVIDENCED HEREBY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (I) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (B) BY ANY SUBSEQUENT INVESTOR, AS SET FORTH IN
(A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT

A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE CAPITAL SECURITIES OR ANY JUNIOR SUBORDINATED DEBENTURES DISTRIBUTABLE TO HOLDERS OF THE CAPITAL SECURITIES.

          NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

CERTIFICATE NUMBER                             NUMBER OF CAPITAL SECURITIES

 P-1                                            300,000

                                   CUSIP NO.

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                      STATE STREET INSTITUTIONAL CAPITAL B

                      8.035% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


          State Street Institutional Capital B, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Three Hundred Thousand (300,000) capital securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the State Street Institutional Capital B 8.035% Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of March 11, 1997, as the same may be amended from time to time (the "Trust Agreement"), among State Street Boston Corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of March 11, 1997 (the "Guarantee Agreement"), by and between State Street Boston Corporation, as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Issuer Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          In Witness Whereof, one of the Administrators of the Issuer Trust has executed this certificate this 11th day of March, 1997.

                                        State Street Institutional Capital B


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title: Administrator

                                   ASSIGNMENT

        For Value Received, the undersigned assigns and transfers this Capital Security to:


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (Insert address and zip code of assignee)

and irrevocably appoints
                         -------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Capital Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date:
     -------------------------

Signature:

--------------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       Exhibit F
                  [FORM OF RESTRICTED SECURITIES CERTIFICATE]

                       RESTRICTED SECURITIES CERTIFICATE

         (For transfers pursuant to (S) 5.5(b) of the Trust Agreement)

[                         ],
 -------------------------
  as Security Registrar
[address]

          Re: 8.035% Capital Securities, Series A of State Street Institutional Capital B (the "Trust") (the "Capital Securities")
               ----------------------------------------------------------------

          Reference is made to the Amended and Restated Trust Agreement, dated as of March 11, 1997 (the "Trust Agreement"), among State Street Boston Corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, as Delaware Trustee, and the Holders (as defined therein) from time to time. Terms used herein and defined in the Trust Agreement or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

          This certificate relates to $_____________ aggregate Liquidation Amount of Capital Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

CUSIP No(s).
            -----------------------------------
CERTIFICATE No(s).
                  -----------------------------

CURRENTLY IN BOOK-ENTRY FORM:        Yes        No  (check one)
                               -----      -----

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Book-Entry Capital Securities Certificate, they are held through the Clearing Agency or a Clearing Agency Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Book-Entry Capital Securities Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

          The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Capital Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 904 or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

               (1) Rule 144A Transfers.  If the transfer is being effected in
                   -------------------
     accordance with Rule 144A:

               (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

               (2) Rule 904 Transfers.  If the transfer is being effected in
                   ------------------
     accordance with Rule 904:

               (A) the Owner is not a distributor of the Securities, an affiliate of the Depositor or the Trust or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Securities was not made to a person in the United States;

               (C) either;

               (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

               (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof; and

               (E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               (3) Rule 144 Transfers.  If the transfer is being effected
                   ------------------
     pursuant to Rule 144:

               (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Depositor or the Trust or from an affiliate (as such term is defined in Rule 144) of the Depositor or the Trust, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144;

               (B) the transfer is occurring after a holding period of at least three years has elapsed since the date the Specified Securities were acquired from the Depositor or the Trust or from an affiliate (as such term is defined in Rule 144) of the Depositor or the Trust, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Depositor or the Trust; or

               (C) the Owner is a "qualified institutional buyer" within the meaning of Rule 144A, and is transferring the Securities to an institution that is an "accredit investor" within the meaning of Rule 501(a)(1), (2),
     (3) or (7) of Regulation D under the Securities Act in a transaction exempt from the registration requirements of the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trust and the Initial Purchasers.


Dated:
                         -----------------------------------------------------
                         (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                         By:
                            ----------------------------------------
                             Name:
                             Title:

                         (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)